                            SECURITIES PURCHASE AGREEMENT
                              AND PLAN OF REORGANIZATION


     THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on October 30, 1997 by and among HARRIER, INC., a Delaware corporation ("Harrier"), COPE AG, a Swiss corporation ("COPE"), and STEPHAN ISENSCHMID ("Isenschmid") and ADRIAN KNAPP ("Knapp") as majority stockholders of COPE (the "Majority Stockholders").


                                   R E C I T A L S


     A. Harrier has authorized capital stock consisting of 30,000,000 shares of common stock, $.001 par value ("Harrier Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value ("Harrier Preferred Stock"). Harrier has issued and outstanding 15,317,923 shares of Harrier Common Stock and no shares of Harrier Preferred Stock.

     B. Glycosyn Pharmaceuticals, Inc. ("Glycosyn") is a Delaware corporation with authorized capital stock consisting of 10,000,000 shares of common stock, $.001 par value ("Glycosyn Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value ("Glycosyn Preferred Stock"). Glycosyn has issued and outstanding 5,262,100 shares of Glycosyn Common Stock, of which Harrier owns 5,000,000 shares, and 250,000 shares of Glycosyn Preferred Stock designated as Series A Preferred Stock.

     C. COPE has share capital of SFr106,000 consisting of 1,060 shares (the "COPE Shares") of SFr100 par value capital stock ("COPE Capital Stock").

     D. Prior to the Closing (as defined in Section 1.4), Harrier shall effect a 1 for 45 reverse split ("Reverse Split") of the issued and outstanding shares of Harrier Common Stock.

     E. Prior to Closing, each stockholder of COPE other than the Majority Stockholders shall execute a subscription agreement substantially in the form of Exhibit B hereto (the "Subscription Agreement") (each such other stockholder a "Subscriber" and all of the Subscribers together with the Majority Stockholders, the "Selling Stockholders").

     F. The Selling Stockholders wish to sell the COPE Shares and Harrier wishes to acquire the COPE Shares, at the Closing, in exchange for the transfer to the Selling Stockholders of an aggregate of 2,862,000 shares (post-split) of Harrier Common Stock ("Harrier Shares"), subject to the terms and upon the conditions hereinafter set forth.

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                                  A G R E E M E N T


     It is agreed as follows:

     1.  SECURITIES PURCHASE AND REORGANIZATION.

          1.1 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein, and in the case of the Subscribers, pursuant to the Subscription Agreement, each Selling Stockholder agrees to sell, assign, transfer and deliver to Harrier, and Harrier agrees to purchase from each Selling Stockholder, at the Closing, the COPE Shares owned by the respective Selling Stockholder as set forth on the List of Selling Stockholders, in exchange for the transfer, at the Closing, by Harrier to each Selling Stockholder of a pro rata share of Harrier Shares. A Selling Stockholder's pro rata share of Harrier Shares shall be determined by multiplying the total number of Harrier Shares (I.E., 2,862,000 shares (post-split) of Harrier Common Stock) by a fraction, the numerator of which is the total number of COPE Shares owned by the Selling Stockholder at the Closing and the denominator of which is the total number of COPE Shares issued and outstanding at the Closing.

          1.2  INSTRUMENTS OF TRANSFER.

               (a) COPE SHARES. The Selling Stockholders shall deliver to Harrier at the Closing evidence of the COPE Shares with such endorsements, assignments and other instruments of transfer, in form satisfactory to Harrier and its counsel, in order to effectively vest in Harrier all of the Selling Stockholders' right, title and interest in and to the COPE Shares. From time to time after the Closing, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as Harrier may reasonably request in order to more effectively transfer to Harrier the securities intended to be transferred hereunder.

               (b) HARRIER SHARES. Harrier shall deliver to the Selling Stockholders at the Closing original certificates evidencing Harrier Shares, in form and substance satisfactory to COPE and its counsel, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Harrier Shares. From time to time after the Closing, and without further consideration, Harrier will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them Harrier Shares.

          1.3 APPROVAL OF HARRIER STOCKHOLDERS. Harrier will duly call and will promptly hold a meeting of its stockholders for the purpose of approving its acquisition of the COPE Shares on the terms and conditions set forth in this Agreement and in connection therewith will comply fully with the applicable provisions of the Bylaws of Harrier and the Delaware General Corporation Law relating to the calling and holding of a meeting of stockholders for such purpose. In connection with the foregoing, and except as expressly limited by
Section 3.9, Harrier will comply fully with the requirements of the Securities Exchange Act of 1934 Act, as amended ("Exchange Act"), and the rules and regulations thereunder with respect to the solicitation of proxies for use at such meeting.

          1.4 CLOSING. The closing ("Closing") of the exchange of the COPE Shares and Harrier Shares shall take place at Holiday Inn Crowne Plaza, 300 North Harbor Drive, Redondo Beach,

California, at 10:00 a.m., local time, on January 30, 1998, or at such other time and place as may be mutually agreed to in writing by the Selling Stockholders and Harrier ("Closing Date").

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Majority Stockholder severally represents, warrants and covenants to and with Harrier as follows:

          2.1 POWER AND AUTHORITY. The Majority Stockholder has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All individual action on the part of the Majority Stockholder necessary for the authorization, execution, delivery and performance of this Agreement by the Majority Stockholder has been taken and no further authorization on the part of the Majority Stockholder is required to consummate the transactions provided for in this Agreement. When executed and delivered by the Majority Stockholder, this Agreement shall constitute the valid and legally binding obligation of the Majority Stockholder enforceable in accordance with its terms, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

          2.2 OWNERSHIP OF AND TITLE TO SECURITIES. The List of Majority Stockholders set forth on Exhibit A hereto (the "Stockholder List") accurately sets forth the name, residence address and number of shares of COPE Capital Stock owned by the Majority Stockholder. The Majority Stockholder represents that, except for the COPE Shares or as disclosed on the COPE Disclosure Schedule attached as Schedule 1 hereto ("COPE Disclosure Schedule"), there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of COPE held by the Majority Stockholder. The Majority Stockholder represents that the Majority Stockholder has and will transfer to Harrier good and marketable title to the COPE Shares which it owns as set forth on the Stockholder List, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws.

          2.3  INVESTMENT AND RELATED REPRESENTATIONS.

               (a) HARRIER SHARES AS REGULATION S OR "RESTRICTED" SECURITIES. The Majority Stockholder is aware that neither the Harrier Shares nor the offer or sale thereof to the Majority Stockholder has been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. The Majority Stockholder further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other U.S. or foreign regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Majority Stockholder by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming.
The Majority Stockholder acknowledges that the Harrier Shares are being offered alternatively pursuant to Regulation S under the Securities Act and certain exemptions from Section 5 of the Securities Act. The Majority Stockholder acknowledges that, except as otherwise disclosed on the COPE Disclosure Schedule, it is not a "U.S. person" as defined by Rule 902(o) under the Securities Act, a copy of which has been provided to each Majority Stockholder, and that it is not acquiring the Harrier Shares for the account or benefit of any "U.S. person." The Majority Stockholder understands that to the extent Regulation S does not apply to Harrier's issuance of Harrier Shares to the Majority Stockholder, the Harrier Shares will be characterized as "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
The Majority Stockholder represents that the Majority Stockholder is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be sold in compliance with the rule uon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. The Majority Stockholder agrees that the Majority Stockholder will not sell all or any portion of Harrier Shares except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Majority Stockholder understands that each certificate for Harrier Shares issued to the Majority Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.4(a) and that Harrier shall refuse to transfer the Harrier Shares except in accordance with such restrictions, such legend to be substantially as follows:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION, IN EACH CASE AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

               (b) INVESTMENT REPRESENTATION. This Agreement is made with the Majority Stockholder in reliance upon the Majority Stockholder's representation to the other parties to this Agreement, which by the Majority Stockholder's execution of this Agreement the Majority Stockholder hereby confirms, that the Harrier Shares to be received by the Majority Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless in accordance with Regulation S, pursuant to an effective registration statement or exemption under the Securities Act.

               (c) NO PUBLIC SOLICITATION. The Majority Stockholder is acquiring the Harrier Shares after private negotiation and has not been attracted to the acquisition of the Harrier Shares by any press release, advertising or publication.

               (d) ACCESS TO INFORMATION. The Majority Stockholder believes it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Harrier Shares, including, but not limited to the copies of the Harrier SEC Reports (as defined in Section 4.4). The Majority Stockholder further represents that it has had an opportunity to ask questions of, and to receive answers from, Harrier regarding Harrier, its business and prospects, and the Harrier Shares.

               (e) INVESTOR SOPHISTICATION AND ABILITY TO BEAR RISK OF LOSS. The Majority Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Harrier Shares. The Majority Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the Harrier Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Majority Stockholder's financial condition. The Majority Stockholder otherwise has such knowledge and experience in financial or business matters that the Majority Stockholder is capable of evaluating the merits and risks of the investment in the Harrier Shares.

     3. REPRESENTATIONS AND WARRANTIES OF COPE, ISENSCHMID AND KNAPP. COPE, Isenschmid and Knapp each severally represents, warrants and covenants to and with Harrier as follows:

          3.1 CORPORATE ORGANIZATION, ETC. COPE is a Swiss corporation duly organized, validly existing and in good standing under the laws of Switzerland and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of COPE. COPE has delivered or prior to the Closing Date will deliver to Harrier complete and correct copies of its bylaws and other organizational documents, as amended, certified by the Chairman of COPE to be complete and correct. COPE owns all of the issued and outstanding securities of COPE GmbH, Ltd., a German corporation, COPE Handelsgmbh, an Austrian limited liability company, and Xpert, Inc., a Florida corporation. Other than COPE GmbH, COPE Handelsgmbh and Xpert, Inc. (the "COPE Subsidiaries"), COPE has no subsidiaries or equity ownership in any other entities. No warrants, options, subscriptions, calls, commitments, or other rights or agreements of any kind for the purchase, issuance or sale of the capital shares of COPE GmbH, COPE Handelsgmbh or Xpert, Inc. are outstanding or otherwise exist.

          3.2 CAPITALIZATION. The authorized, issued and outstanding capitalization of COPE is as recited in the second recital to this Agreement. All issued and outstanding shares of COPE Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares of COPE Capital Stock have been issued in violation of the preemptive rights of any past or present stockholders. No warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by COPE for the purchase, issuance or sale of, or security exchangeable for or convertible into, any authorized shares of COPE Capital Stock are outstanding or otherwise exists and no authorized unissued shares of COPE Capital Stock are reserved for any purpose. The Majority Stockholders are the only holders of COPE Capital Stock and the Stockholder List accurately sets forth the names and residence addresses and number of COPE Shares owned by the Majority Stockholders.

          3.3 CORPORATE POWER AND AUTHORITY. COPE and each of the COPE Subsidiaries has all requisite corporate power and authority to own or lease all of its properties and assets, to operate its properties and assets and to carry on its businesses as now conducted. COPE has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement.
All corporate action on the part of COPE and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by COPE has been taken and no further corporate authorization on the part of COPE is required to consummate the transactions provided for in this Agreement. Neither the execution, delivery nor performance of this Agreement by COPE or the Majority Stockholders shall violate or result in a breach of any provisions of the Bylaws or other organizational documents, as amended, of COPE. Neither the execution, delivery nor performance of this Agreement by the Majority Stockholders shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which COPE or any of its properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          3.4 FINANCIAL STATEMENTS. COPE has furnished to Harrier its consolidated balance sheet as of the end of its fiscal year ended December 31, 1996 and its consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended December 31, 1996 and 1995, together with appropriate notes to such consolidated financial statements. Prior to the Closing, COPE shall deliver to Harrier the aforementioned financial statements, accompanied by reports thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants. COPE has also furnished to Harrier its consolidated balance sheet as of June 30, 1997 and its consolidated statements of earnings and cash flows for the six months ended on such date, together with appropriate notes to such consolidated financial statements.

     All of the foregoing consolidated financial statements (collectively, the "COPE Financial Statements"), including in each case the related notes, have been prepared in conformity with United States generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of COPE and the COPE Subsidiaries as of the dates of such balance sheets and the results of operations for the respective periods indicated.

          3.5 ABSENCE OF UNDISCLOSED LIABILITIES. COPE and the COPE Subsidiaries have no material liabilities, fixed or contingent, other than
(i) liabilities fully reflected in the COPE Financial Statements, or
(ii) liabilities incurred since June 30, 1997 in the ordinary course of business or as contemplated or permitted by this Agreement or referred to in the COPE Disclosure Schedule, all of which in the aggregate, taking into consideration all other changes in the financial condition of COPE and the COPE Subsidiaries in the ordinary course of business, have had no material adverse affect on the financial position or results of operations of COPE and the COPE Subsidiaries, taken as a whole, or on the conduct of its businesses.

          3.6 ABSENCE OF ADVERSE CHANGES. Except as disclosed in the COPE Disclosure Schedule or the COPE Financial Statements, since June 30, 1997, there has not been (i) any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of COPE and the COPE Subsidiaries, taken as a whole, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of COPE or the COPE Subsidiaries which is material to the consolidated financial condition, operation or business of COPE and the COPE Subsidiaries, taken as a whole.

          3.7  CONTRACTS AND AGREEMENTS.  Set forth in the COPE Disclosure
Schedule is a list of all contracts and agreements (including loan agreements), other than contracts for goods or services in the ordinary course of business, to which COPE or any COPE Subsidiary is a party or by which it is bound, involving more than $50,000. Except as set forth in the COPE Disclosure Schedule, none of the contracts and agreements will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated by this Agreement. Except as set forth in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary is in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money nor has any event occurred which, with the passage of time or giving of notice, would constitute such a default by COPE or any COPE Subsidiary and no other party to any such contract or agreement is in default in any material respect thereunder nor has any such event occurred with respect to such party.

          3.8 NO VIOLATION OR LITIGATION. Except as set forth in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary is in material violation of any law or order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality, and there are no material lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of COPE, threatened against COPE, any COPE Subsidiary or against the properties or business of any of them, nor is there any reasonable basis known to COPE for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of COPE, contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          3.9 ACCURACY OF PROXY STATEMENT. Harrier's notice of special meeting and proxy statement ("Proxy Statement"), including any amendments or supplement thereto, will, when the Proxy Statement is mailed to the stockholders of Harrier as contemplated by Section 1.3 hereof, contain the information with respect to COPE and the Selling Stockholders required by the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time of mailing, at the time of the meeting of stockholders of Harrier or at the Closing, include any untrue statement of a material fact or omit to state a material fact with respect to COPE or the Selling Stockholders required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Selling Stockholders make no representations as to statements or omissions regarding information solely relating to Harrier, it being the agreement of the parties that responsibility for such statements or omissions rests solely with Harrier.

          3.10 EMPLOYEE OR CONSULTING AGREEMENTS. The COPE Disclosure Schedule lists all plans, contracts, and arrangements, oral, implied or written, included but not limited to union contracts, employment agreements, consulting agreements, employee manuals, incentive payment plans and employee benefit plans, whereunder COPE or any COPE Subsidiary has any obligations (other than obligations to make current wage or salary payments terminable on notice of 90 days or less) to its officers or employees or other persons or their beneficiaries or whereunder any of such person owes money to COPE or any COPE Subsidiary, except to the extent any such obligation is set forth in the COPE financial statements.

          3.11 INSURANCE. COPE and the COPE Subsidiaries each maintain policies of fire and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are reasonable for its businesses and properties, and will keep such insurance in full force and effect through the Closing. A list and brief description (including effective and termination dates) of all policies of insurance, including insurance providing benefits for employees, owned or held by COPE or the COPE Subsidiaries on the date hereof and of all material performance bonds maintained by COPE on the date hereof are set forth in the COPE Disclosure Schedule. Neither COPE nor any of the COPE Subsidiaries are subject to any liabilities as a self-insurer of its business and property which could have a material adverse impact on its business, properties or prospects, taken as a whole, except as disclosed in the COPE Disclosure Schedules.

          3.12 TRADEMARKS AND PATENTS. COPE and the COPE Subsidiaries have no material trademarks, trade names, copyrights, inventions, patents or applications therefor which are owned, used, registered in the name of or licensed to COPE or any COPE Subsidiary, except for those listed in the COPE Disclosure Schedule. Except as disclosed in the COPE Disclosure Schedule, no proceedings have been instituted or are pending or threatened or contemplated which challenge the validity of the ownership by COPE or any COPE Subsidiary of any such trademark, trade name, copyright, invention or patent. Except as disclosed in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary has licensed anyone to use any such trademark or any technical know how or other proprietary rights of COPE or any COPE Subsidiary.

          3.13 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits COPE or the Selling Stockholders from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of COPE's or the Selling Stockholders' consummation of the transactions contemplated hereby.

          3.14 APPROVALS AND CONSENTS. There are no permits, consents, mandates or approvals of public authorities, either U.S. or Swiss, federal, state or local, or of any third party necessary for COPE's or the Selling Stockholders' consummation of the transactions contemplated hereby.

          3.15 BROKERAGE. No broker or finder has acted directly or indirectly for the Selling Stockholders in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Selling Stockholders.

          3.16 PERMITS AND OTHER OPERATING RIGHTS. Except as disclosed in the COPE Disclosure Schedule, COPE and the COPE Subsidiaries currently possess all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign and domestic governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          3.17 EMPLOYEE RETIREMENT PLANS. Neither COPE nor any COPE Subsidiary has an employee pension, retirement or benefit plan.

          3.18 PERSONAL PROPERTY, INVENTORIES AND TITLE TO PROPERTY. All personal property owned, leased or used by COPE and the COPE Subsidiaries is reflected in the COPE Financial Statements, and is in good operating and working condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as set forth in the COPE Disclosure Schedule, COPE and the COPE Subsidiaries have good and marketable title to all of their assets, and a good and valid leasehold interest in all property leased by the corporation, free and clear of all liens.

          3.19 ENVIRONMENTAL MATTERS. There has been no manufacture, refining, storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by COPE or any COPE Subsidiary at any real property currently or in the past owned, operated, used, leased or contracted for by COPE or any COPE Subsidiary, or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. During the past three years neither COPE nor any COPE Subsidiary has received (a) notice of any such violation with respect to any Hazardous Substance at or by any of such real property, (b) notice from any governmental agency that COPE or any COPE Subsidiary, or any present or former owner, lessee or operator of such real property, is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (c) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning COPE's or any COPE Subsidiaries' compliance with any Environmental Law. As used herein "Environmental Laws" means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar foreign, federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, polutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyl, pesticides and radon.

          3.20 TAX MATTERS. COPE and each COPE Subsidiary has timely filed all tax returns and all information returns and reports required to be filed by or with respect to it under the laws of its jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. COPE and the COPE Subsidiaries have paid all taxes which have become due or payable, and will pay on or prior to the Closing Date all taxes which have become due or payable on or prior to the Closing Date.

          3.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in the notes to the COPE Financial Statements or the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with any officer, director, employee or stockholder of COPE or any COPE Subsidiary (nor any spouse, child or affiliate thereof), nor is COPE or any COPE Subsidiary a party to any agreement oral or written with respect to any of the foregoing.

          3.22 OTHER INFORMATION. None of the written information, documents or memoranda furnished or to be furnished by COPE or the Majority Stockholders to Harrier or any of their representatives is false or misleading in any material respect or omits to state a material fact required to be stated therein or necessary in order to make any of the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HARRIER. Harrier represents, warrants and covenants to and with COPE and the Selling Stockholders as follows:

          4.1 CORPORATE ORGANIZATION, ETC. Harrier and Glycosyn are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly qualified to do business and are in good standing as foreign corporations under the laws of each jurisdiction in which the character or location of the assets owned or leased by each of them require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of Harrier on a consolidated basis. Harrier and Glycosyn have delivered or prior to the Closing Date will deliver to COPE complete and correct copies of their certificates of incorporation, as amended, and bylaws, as amended, certified by their respective secretaries to be complete and correct. As of the date of this Agreement, Harrier is the owner of 5,000,000 shares of the Glycosyn Common Stock and a membership interest in DermaRay LLC, a California limited liability company ("DermaRay"). Other than Glycosyn and DermaRay, Harrier has no other subsidiaries or equity ownership in any other entity.

          4.2 CAPITALIZATION. The authorized, issued, outstanding and reserved capital stock of Harrier and Glycosyn is as recited in the recitals to this Agreement. All issued and outstanding shares of capital stock of Harrier and Glycosyn have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares have been issued in violation of the preemptive rights of any past or present stockholder.
Except as set forth in the recitals or the Harrier Disclosure Schedule attached hereto as Schedule 2 ("Harrier Disclosure Schedule"), no warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by Harrier or Glycosyn for the purchase, issuance or sale of, or security exchangeable for or convertible into, any shares of such authorized capital stock is outstanding or otherwise exists and no authorized unissued shares of Harrier or Glycosyn are reserved for any purpose.

          4.3 CORPORATE POWER AND AUTHORITY. Harrier and Glycosyn have all requisite corporate power and authority to own or lease all of their respective properties and assets, to operate their respective properties and assets and to carry on their respective businesses as now conducted. Harrier has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement. The execution, delivery and performance of this Agreement has been or prior to the Closing will be duly authorized and approved by vote of Harrier board of directors without dissent. All corporate action on the part of Harrier, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Harrier will have been taken prior to the Closing and no further corporate authorization on the part of Harrier will be required to consummate the transactions provided for in this Agreement. Harrier has furnished or on or before the Closing Date will furnish COPE with certified copies of all corporate resolutions or consents relating to the execution, delivery and performance of this Agreement. When executed and delivered by Harrier, this Agreement shall constitute the valid and legally binding obligation of Harrier enforceable in accordance with its terms subject to the qualification and limitation that COPE and the Selling Stockholders' procedural and remedial rights may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies. Neither the execution, delivery nor performance of this Agreement by Harrier shall violate or result in a breach of any provisions of Harrier's certificate of incorporation or bylaws. Except where such violation or breach would not adversely affect the performance by Harrier of its obligations hereunder and would not have a material adverse affect on the business or condition, financial or otherwise, of Harrier on a consolidated basis, neither the execution, delivery nor performance of this Agreement by Harrier shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Harrier or Glycosyn or any of their properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          4.4 FINANCIAL STATEMENTS; SEC REPORTS. Harrier has furnished to the Selling Stockholders its consolidated balance sheet as of the end of its fiscal year ended June 30, 1997 and its consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended June 30, 1997 and 1996. Prior to the Closing, Harrier shall deliver to COPE the aforementioned financial statements, together with appropriate notes to such consolidated financial statements, accompanied by reports thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants.

     All of the foregoing consolidated financial statements (collectively, the "Harrier Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of Harrier and the Glycosyn as of the dates of such balance sheets and the results of operations for the respective periods indicated.

     Harrier has also furnished to the Selling Stockholders its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and all quarterly reports on Form 10-QSB and current reports on Form 8-K which it has filed with the SEC since June 30, 1996. Prior to the Closing, Harrier shall deliver to the Selling Stockholders its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997. The above reports of Harrier to the SEC are sometimes collectively referred to hereinafter as the "Harrier SEC Reports." The Harrier SEC Reports contain all of the information required by the Exchange Act and the rules and regulations thereunder and do not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Harrier and Glycosyn have no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the Harrier Financial Statements, or (ii) liabilities incurred since June 30, 1997 in the ordinary course of business or as contemplated or permitted by this Agreement or referred to in the Harrier Disclosure Schedule, all of which in the aggregate, taking into consideration all other changes in the financial condition of Harrier and Glycosyn in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of Harrier and Glycosyn, taken as a whole, or on the conduct of its businesses.

          4.6 ABSENCE OF ADVERSE CHANGES. Except as disclosed in the Harrier Disclosure Schedule or Harrier Financial Statements, since June 30, 1997, there has not been any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of Harrier and Glycosyn, taken as a whole, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of Harrier or Glycosyn which is material to the consolidated financial condition, operation or business of Harrier and Glycosyn, taken as a whole.

          4.7  CONTRACTS AND AGREEMENTS.  Set forth in the Harrier Disclosure
Schedule is a list of all contracts and agreements (including loan agreements) to which Harrier or Glycosyn is a party or by which it is bound, involving more than $5,000. Except as set forth in the Harrier Disclosure Schedule, none of the contracts and agreements will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated by this Agreement. Except as set forth in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn is in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money nor has any event occurred which, with the passage of time or giving of notice, would constitute such a default by Harrier or Glycosyn and no other party to any such contract or agreement is in default in any material respect thereunder nor has any such event occurred with respect to such party.

          4.8 NO VIOLATION OR LITIGATION. Except as set forth in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn is in violation of any law or order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality, and there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of Harrier, threatened against Harrier, Glycosyn or against the properties or business of any of them, nor is there any reasonable basis known to Harrier for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of Harrier, contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          4.9 ACCURACY OF PROXY STATEMENT. Harrier's notice of special meeting and proxy statement ("Proxy Statement"), including any amendments or supplement thereto, will, when the Proxy Statement is mailed to the stockholders of Harrier as contemplated by Section 1.3 hereof, contain the information with respect to Harrier and Glycosyn required by the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time of mailing, at the time of the meeting of stockholders of Harrier or at the Closing, include any untrue statement of a material fact or omit to state a material fact with respect to Harrier or Glycosyn required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Harrier makes no representations as to statements or omissions regarding information solely relating to COPE or the Selling Stockholders, it being the agreement of the parties that responsibility for such statements or omissions rests solely with the Selling Stockholders.

          4.10 EMPLOYEE OR CONSULTING AGREEMENTS. The Harrier Disclosure Schedule lists all plans, contracts, and arrangements, oral, implied or written, included but not limited to union contracts, employment agreements, consulting agreements, employee manuals, incentive payment plans and employee benefit plans, whereunder Harrier or Glycosyn has any obligation (other than obligations to make current wage or salary payments terminable on notice of 30 days or less) to its officers or employees or other persons or their beneficiaries or whereunder any of such persons owe money to Harrier or Glycosyn.

          4.11 INSURANCE. Harrier and Glycosyn each maintain policies of fire and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are reasonable for its businesses and properties, and will keep such insurance in full force and effect through the Closing. A list and brief description (including policy numbers, deductibles, potential loss adjustments under retrospective policies, carriers and effective and termination dates) of all policies of insurance, including insurance providing benefits for employees, owned or held by Harrier or Glycosyn on the date hereof and of all material performance bonds maintained by Harrier on the date hereof are set forth in the Harrier Disclosure Schedule. Neither Harrier nor Glycosyn is subject to any liabilities as a self-insurer of its business and property which could have a material adverse impact on its business, properties or prospects, taken as a whole, except as disclosed in the Harrier Disclosure Schedules.

          4.12 TRADEMARKS AND PATENTS. Harrier and the Harrier Subsidiaries have no material trademarks, trade names, copyrights, inventions, patents or applications therefor which are owned, used, registered in the name of licensed to Harrier or Glycosyn, except for those listed in the Harrier Disclosure Schedule. Except as disclosed in the Harrier Disclosure Schedule, no proceedings have been instituted or are pending or threatened or contemplated which challenge the validity of the ownership by Harrier or Glycosyn of any such trademark, trade name, copyright, invention or patent. Except as disclosed in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn has licensed anyone to use any such trademark or any technical know how or other proprietary rights of Harrier or Glycosyn.

          4.13 PERMITS AND OTHER OPERATING RIGHTS. Except as disclosed in the Harrier Disclosure Schedule, Harrier and Glycosyn currently possess all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign and domestic governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          4.14 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits Harrier or Glycosyn from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Harrier's or Glycosyn's consummation of the transactions contemplated hereby.

          4.15 APPROVALS AND CONSENTS. Except as contemplated by Sections 1.3 and 5.6, there are no permits, consents, mandates or approvals of public authorities, either U.S. or Swiss, federal, state or local, or of any third party necessary for Harrier's consummation of the transactions contemplated hereby.

          4.16 BROKERAGE. No broker or finder has acted directly or indirectly for Harrier in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Harrier.

          4.17 EMPLOYEE RETIREMENT INCOME SECURITY ACT. Neither Harrier nor Glycosyn has an "employee pension benefit plan," as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974. Neither Harrier nor Glycosyn, nor any ERISA Affiliate of either of them, has ever sponsored, maintained, or contributed to, or been required to sponsor, maintain or contribute to, any single or multiemployer plan as defined in Section 4001 of the Employee Retirement Security Act of 1974, as amended ("ERISA"). For purposes of the foregoing, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA), which together with Harrier, or Glycosyn would be deemed to be a single employer plan (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended, or (ii) as a result of Harrier or Glycosyn being or having been a general partner of such person.

          4.18 PERSONAL PROPERTY, INVENTORIES AND TITLE TO PROPERTY. All personal property owned, leased or used by Harrier and Glycosyn is reflected in the Harrier Financial Statements, and is in good operating and working condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as set forth in the Harrier Disclosure Schedule, Harrier and Glycosyn have good and marketable title to all of its assets, and a good and valid leasehold interest in all property leased by the corporation, free and clear of all liens.

          4.19 ENVIRONMENTAL MATTERS. There has been no manufacture, refining, storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by Harrier or Glycosyn at any real property currently or in the past owned, operated, used, leased or contracted for by Harrier or Glycosyn, or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. During the past three years neither Harrier nor Glycosyn has received (a) notice of any such violation with respect to any Hazardous Substance at or by any of such real property, (b) notice from any governmental agency that Harrier, or any present or former owner, lessee or operator of such real property, is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (c) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning the corporation's compliance with any Environmental Law.
As used herein "Environmental Laws" means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Envronmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyl, pesticides and radon.

          4.20 TAX MATTERS. Harrier and Glycosyn have timely filed all federal, state and local tax returns and all information returns and reports required to be filed by or with respect to it under the laws of the United States or any state or other jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. All federal, state, county, local, and foreign income, profits, franchise, sales, use, occupational, property, excise, payroll, withholding and other taxes (including interest and penalties) (collectively, "Taxes") required to have been paid or accrued by Harrier or Glycosyn have been fully paid or are adequately provided for on Harrier's consolidated balance sheet and any Taxes required to be paid or accrued prior to the Closing Date will be fully paid or adequately provided for on the books of Harrier or Glycosyn as the case may be. To the knowledge of Harrier, no issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority concerning the liability of Harrier, Glycosyn or DermaRay for Taxes, and no waivers of statutes of limitations have been given or requested with respect to Harrier, Glycosyn or DermaRay. There is no tax lien of any kind outstanding against the assets, property, or business of Harrier, Glycosyn or, to the knowledge of Harrier, DermaRay. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of the federal, state or local income tax, sales tax or franchise tax returns of or with respect to Harrier, Glycosyn or, to the knowledge of Harrier, DermaRay have been fully paid or are adequately provided for on Harrier's consolidated balance sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted.

          4.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Harrier SEC Reports or the notes to the Harrier Financial Statements, neither Harrier nor Glycosyn has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with any officer, director, employee or stockholder of Harrier or Glycosyn (nor any spouse, child or affiliate thereof), nor is Harrier or Glycosyn a party to any agreement oral or written with respect to any of the foregoing.

          4.22 OTHER INFORMATION. None of the written information, documents or memoranda furnished or to be furnished by Harrier to COPE or the Selling Stockholders or any of their representatives is false or misleading in any material respect or omits to state a material fact required to be stated therein or necessary in order to make any of the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.  CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.

          5.1  APPROVALS AND CONSENTS.

               (a) IN GENERAL. The parties hereto shall each use all reasonable best efforts to obtain, and shall not take any action which jeopardizes obtaining, the necessary approvals and consents of other persons and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement.

               (b) COPE AND SELLING STOCKHOLDERS COMPLIANCE WITH SECURITIES LAWS. COPE and each Selling Stockholder shall take such actions as shall be required in order to exempt the offer and sale of the COPE Shares to Harrier from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the COPE Shares to Harrier under applicable foreign and state securities laws.

               (c) HARRIER COMPLIANCE WITH SECURITIES LAWS. Harrier shall cooperate with the Selling Stockholders in taking such actions as shall be required in order to exempt the offer and sale of the Harrier Shares to the Selling Stockholders from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the Harrier Shares to the Selling Stockholders under applicable foreign and state securities laws.

          5.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (a) COPE AND MAJORITY STOCKHOLDERS. The representations and warranties of COPE and the Majority Stockholders made herein shall not be affected by any information furnished to, or investigations made by Harrier or any of its employees or representatives in connection with the subject matter of this Agreement. The representations and warranties of the Majority Stockholders shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for a period of four (4) years after the Closing Date. The representations and warranties of COPE shall not survive the Closing.

               (b) HARRIER. The representations and warranties of Harrier made herein shall not be affected by any information furnished to, or investigations made by, COPE or the Majority Stockholders, or any of their employees or representatives, in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for period of four (4) years after the Closing Date.

          5.3 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. From the date hereof until the Closing Date, COPE and the Majority Stockholders, on the one hand, and Harrier, on the other, shall each act as follows, except as otherwise expressly consented to by the other in writing, which consent shall not be unreasonably withheld, except such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby:

               (a) NOTIFICATION. COPE and the Majority Stockholders and Harrier shall each immediately notify the other of any material breaches of the representations and warranties or any material nonfulfillment of the covenants, agreements or obligations of it or of any developments which could materially adversely affect the value of the COPE Shares or Harrier Shares. Without limiting the foregoing, COPE and the Majority Stockholders and Harrier shall each immediately notify the other of (1) any unexpected emergency or other material change in the normal course of business or in the operation of its properties, (2) the instigation of or any material development in any litigation or regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) in which COPE or Harrier is named as a party, and (3) budgets, capital expenditures and material decisions involving its material properties or assets. COPE and the Majority Stockholders and Harrier shall each keep the other fully informed of such events and permit its representatives access to all materials prepared in connection therewith.

               (b) FORBEARANCE. From the effective date hereof to the Closing Date, COPE and Harrier, or any of their subsidiaries, shall not, without the prior written consent of the other, which consent shall not be unreasonably withheld, except for such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby: (1) amend its articles of incorporation or bylaws; (2) issue any shares of capital stock or securities convertible into any such securities or enter into any agreement or commitment with respect to the issuance or purchase of any such securities; (3) declare, pay or set aside for payment any dividend or distribution in respect to any securities, or redeem, purchase or otherwise acquire any securities any options, warrants or other rights to purchase or subscribe to any securities; (4) make or contract for any capital investment, capital expenditure, capital addition or capital improvement; (5) negotiate with any person other than the other concerning any merger, disposition of all or substantially all of its business, properties, or assets, any tender offer, acquisition or other business combination, other than the transactions provided for in this Agreement;
(6) organize any new subsidiary, acquire any capital stock or other debt or equity securities of any corporation, enter into any partnership or joint venture or acquire any equity or ownership interest in any business; or (7) take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused a material breach of the representations and warranties of it set forth herein.

          5.4 ACCESS. Each of the parties hereto may, prior to the Closing Date, through its respective representatives, make such reasonable investigation as is permitted by the laws of its respective jurisdiction of organization of the property, records and the financial condition of the other parties hereto as it reasonably deems necessary or advisable to assure itself of the accuracy of the representations and warranties of the other parties hereto and compliance by the other parties hereto with all agreements and conditions to be satisfied by them. Such investigation shall be done at reasonable times and under reasonable circumstances. Each party shall each keep confidential in the same manner in which it preserves its own confidential information any information so obtained which is not otherwise publicly available or ascertainable and to which it has been given access by another party, subject to applicable reporting and disclosure requirements under applicable foreign, federal and state laws, including without limitation securities laws. Nothing in this Section 5.4 shall be deemed to constitute a waiver by any party, or an agreement of any party to waive, with respect to any document, any claim of attorney-client privilege or legal or contractual privilege or requirement of confidentiality; provided, however, that the party claiming such privilege or requirement shall identify to the extent it is legally permitted the subject matter thereof to the party seeking such document.

          5.5  INDEMNIFICATION.

               (a) INDEMNIFICATION BY HARRIER. Harrier agrees to indemnify, defend and hold harmless the Selling Stockholders against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that the Selling Stockholders shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Harrier in this Agreement, the schedules or exhibits hereto or in any other Document furnished by Harrier under this Agreement.

               (b) INDEMNIFICATION BY THE MAJORITY STOCKHOLDERS. Each Majority Stockholder agrees to indemnify, defend and hold harmless Harrier against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that Harrier shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach of nonfulfillment of any of the representations, warranties, covenants or agreements made by COPE or the Majority Stockholder in this Agreement, the schedules or exhibits hereto or in any other Document furnished by COPE or the Majority Stockholder under this Agreement.

               (c) PROCEDURES; RIGHTS TO SEPARATE COUNSEL. In the event any party receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this
Section 5.5, the party claiming indemnification shall promptly notify the indemnifying party of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall an indemnifying party be obligated to indemnify another party for any settlement of any claim or action effected without the indemnifying party's prior written consent.

     6. CONDITIONS TO THE OBLIGATIONS OF COPE AND THE MAJORITY STOCKHOLDERS. The obligations of COPE and the Majority Stockholders, hereunder are subject to the fulfillment at or before the Closing, of the following conditions (any of which may be waived in writing by COPE and the Majority Stockholders):

          6.1 REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties of Harrier contained herein shall have been true and correct in all material respects when made and as of the Closing, except as affected by actions taken after the date hereof with the prior written consent of the Selling Stockholders.

          6.2 PERFORMANCE OF COVENANTS. Harrier shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with, or executed by it prior to the Closing.

          6.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          6.4 APPROVALS AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          6.5 HARRIER STOCKHOLDER APPROVAL. The holders of the outstanding shares of the Harrier Common Stock shall have approved, in accordance with Delaware General Corporation Law, (i) Harrier's issuance of Harrier Shares in exchange for the COPE Shares, (ii) the Reverse Split; (iii) the Amendment to Harrier's Certificate of Incorporation; (iv) the election of the COPE nominees to Harrier's board of directors; and (v) Harrier's sale of Glycosyn common shares in accordance with Section 6.15.

          6.6 DELIVERY OF INSTRUMENTS OF TRANSFER. Harrier shall have delivered to the Selling Stockholders or their representatives certificates evidencing Harrier Shares.

          6.7 CERTIFICATE. The President and Chief Financial Officer of Harrier shall have delivered to the Selling Stockholders or their representatives a certificate certifying as of the Closing Date the matters set forth in Section 6.1 and 6.2.

          6.8 DUE DILIGENCE. COPE's investigation of Harrier, Glycosyn and NCT shall not have revealed any matters regarding the financial condition, liabilities, operations or prospects of any of them which are not satisfactory to COPE.

          6.9 TAX CONSEQUENCES. COPE's analysis of the proposed ownership structure of COPE following the Closing shall not have revealed any adverse income tax consequences which are not acceptable to COPE in its reasonable discretion.

          6.10 RECAPITALIZATION AND CHARTER AMENDMENTS. Harrier will obtain director and stockholder approval of: (a) this Agreement and the transactions contemplated hereby; (b) the Reverse Split; (c) the change in the corporate name of Harrier to "COPE, Inc." or such other mutually agreeable name as may be available for use in the State of Delaware; (d) such amendments to the bylaws and certificate of incorporation of Harrier as may be reasonably requested by COPE; and (e) the election of a new board of directors of Harrier, including Stephan Isenschmid, Adrian Knapp, Peter Koch, Markus Stalder and Kevin DeVito, effective upon and subject to the Closing.

          6.11 ASSIGNMENT AND ASSUMPTION. Harrier shall have assigned to Glycosyn, and Glycosyn shall have assumed, all of Harrier's assets, liquidated liabilities and indebtedness (including all threatened claims by American Diagnostica Inc. ("ADI")) and contractual obligations pursuant to the form of Assumption and Indemnification Agreement previously submitted to the Selling Stockholders in connection herewith.

          6.12 RELEASE FROM HARRIER CREDITORS. Harrier shall have received from its creditors documentation unconditionally and irrevocably releasing Harrier from any further liability, claim or demand. In addition, Harrier shall have received from each party to an executory contract with Harrier (including
ADI), documentation consenting to the assumption by Glycosyn and releasing Harrier of any further obligation thereunder.

          6.13 SALE OF GLYCOSYN. Harrier shall obtain all necessary director and stockholder approval of, and shall carry out and effect, (i) the acquisition by Glycosyn of a nineteen percent (19%) ownership interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), plus an option to acquire at least up to fifty-one percent (51%) of the ownership of NCT; and (ii) the sale of 2,850,000 shares of the common stock of Glycosyn presently owned by Harrier to New Capital Investment Fund ("NCIF") in cancellation of all indebtedness presently owed Harrier to NCIF, in each case pursuant to documentation reasonably acceptable to COPE.

          6.14 LEGAL OPINION. COPE and the Selling Stockholders shall have received from Bruck & Perry, A Professional Corporation, counsel for Harrier, a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to COPE and the Selling Stockholders and their counsel, to the effect that:

               (i) Harrier and Glycosyn are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Harrier and Glycosyn have full corporate power and corporate authority to own or lease its properties and carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on the corporation. Harrier and Glycosyn have the corporate power and corporate authority to consummate the transactions as provided herein;

               (ii) the authorized capital stock of Harrier consists of 30,000,000 shares of Harrier Common Stock and 5,000,000 shares of Harrier Preferred Stock, of which 14,767,923 shares of Harrier Common Stock and no shares of Harrier Preferred Stock are issued and outstanding. To such counsel's knowledge, no options, warrants, convertible securities, rights of first refusal or other rights to obtain shares of the capital stock of Harrier, whether on conversion of other securities or otherwise, have been granted by Harrier, other than as set forth in the Harrier Disclosure Schedule; no holder of shares of Harrier's Common Stock has any preemptive rights with respect to any such shares or any securities convertible into such shares from Harrier. All of the issued and outstanding shares of Harrier's Common Stock on the Closing Date are validly issued, fully paid and non-assessable; and there are no other corporations or other entities in which Harrier owns, directly or indirectly, any equity interest, except Glycosyn, DermaRay and NCT.

               (iii) the Harrier Shares to be issued to the Selling Stockholders at the Closing will be, when delivered to the Selling Stockholders or their representatives, validly issued, fully paid and non-assessable shares of Harrier's Common Stock free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws, and, assuming the truth and accuracy of the Selling Stockholders' representations and warranties set forth in Section 2 and the Subscription Agreements, the Harrier Shares are exempt from the registration requirements of the Securities Act; and

               (iv) this Agreement and the transactions contemplated herein have been duly approved by the Boards of Directors and by the stockholders of Harrier and Glycosyn at meetings duly held in compliance with the Delaware Law and in compliance with the Exchange Act and the applicable regulations thereunder and this Agreement has been duly and validly executed and delivered by Harrier; and the consummation of the transactions contemplated herein in accordance with the terms of this Agreement is a valid and binding obligation of Harrier, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

     The opinions set forth above may be expressly made subject to the qualifications and limitations that are contained in the Third-Party Legal Opinion Report (including the legal opinion accord) of the Section of Business Law, American Bar Association approved August 11, 1991 (the "Accord"). In giving such opinions, such counsel may rely, in accordance with the Accord, as to matters of fact, upon certificates of officers of Harrier and governmental agencies and Harrier's transfer agent and registrar, and as to matters of laws, upon opinions of other counsel satisfactory to them, and shall deliver copies thereof to COPE and the Selling Stockholders prior to the Closing Date. Such opinion may state that such counsel's opinion is furnished, as counsel to Harrier, to COPE and the Selling Stockholders and is solely for their benefit.

     7. CONDITIONS TO THE OBLIGATIONS OF HARRIER. The obligations of Harrier hereunder are subject to the fulfillment on or before the Closing, of the following conditions (any of which may be waived in writing by Harrier):

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Selling Stockholders contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing.

          7.2 PERFORMANCE OF COVENANTS. The Majority Stockholders shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by them prior to or at the Closing. Each stockholder other than the Selling Stockholders shall have executed a Subscription Agreement.

          7.3 INSTRUMENTS OF TRANSFER. The Selling Stockholders shall have delivered to Harrier instruments of transfer for the COPE Shares in form and substance reasonably satisfactory to Harrier and its counsel as shall be necessary to effectively transfer all of the Selling Stockholders' right, title and interest in the COPE Shares to Harrier.

          7.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.5 APPROVALS AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          7.6 HARRIER STOCKHOLDER APPROVAL. The holders of the outstanding shares of the Harrier Common Stock shall have approved, in accordance with Delaware General Corporation Law, (i) Harrier's issuance of Harrier Shares in exchange for the COPE Shares, (ii) the Reverse Split; (iii) the Amendment to Harrier's Certificate of Incorporation; (iv) the election of the COPE nominees to Harrier's board of directors; and (v) Harrier's sale of Glycosyn common shares in accordance with Section 6.13.

          7.7 RECAPITALIZATION AND CHARTER AMENDMENTS. Harrier will obtain director and stockholder approval of: (a) this Agreement and the transactions contemplated hereby; (b) the Reverse Split; (c) the change in the corporate name of Harrier to "COPE, Inc." or such other mutually agreeable name as may be available for use in the State of Delaware; (d) such amendments to the bylaws and certificate of incorporation of Harrier as may be reasonably requested by COPE; and (e) the election of a new board of directors of Harrier, including Stephan Isenschmid, Adrian Knapp, Peter Koch, Markus Stalder and Kevin DeVito, effective upon and subject to the Closing.

          7.8 ASSIGNMENT AND ASSUMPTION. Harrier shall have assigned to Glycosyn, and Glycosyn shall have assumed, all of Harrier's assets, liquidated liabilities and indebtedness (including all threatened claims by American Diagnostica Inc. ("ADI")) and contractual obligations pursuant to the form of Assumption and Indemnification Agreement previously submitted to the Selling Stockholders in connection herewith.

          7.9 RELEASE FROM HARRIER CREDITORS. Harrier shall have received from its creditors documentation unconditionally and irrevocably releasing Harrier from any further liability, claim or demand. In addition, Harrier shall have received from each party to an executory contract with Harrier (including ADI), documentation consenting to the assumption by Glycosyn and releasing Harrier of any further obligation thereunder.

          7.10 SALE OF GLYCOSYN. Harrier shall obtain all necessary director and stockholder approval of, and shall carry out and effect, (i) the acquisition of a nineteen percent (19%) ownership interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), plus an option to acquire at least up to fifty-one percent (51%) of the ownership of NCT; and (ii) the sale of 2,850,000 shares of the common stock of Glycosyn presently owned by Harrier to New Capital Investment Fund ("NCIF") in cancellation of all indebtedness presently owed Harrier to NCIF.

          7.11 LEGAL OPINION. Harrier shall have received from counsel for COPE and the Selling Stockholders, a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to Harrier and its counsel, to that effect that:

               (i) COPE and each of the COPE Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the country of their organization, and COPE and each of the COPE Subsidiaries have full corporate power and corporate authority to own or lease their properties and carry on their business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on the corporation. COPE and the Selling Stockholders each have the corporate or individual power and authority to consummate the transactions as provided herein;

               (ii) the authorized capital stock of COPE consists of SFr 106,000 shares of COPE Capital Stock, of which 1,060 shares are issued and outstanding. To such counsel's knowledge, no options, warrants, convertible securities, rights of first refusal or other rights to obtain shares of the capital stock of COPE or any COPE Subsidiary, whether on conversion of other securities or otherwise, have been granted by COPE or any COPE Subsidiary, other than as set forth in the COPE Disclosure Schedules; no holder of shares of COPE Capital Stock has any preemptive rights with respect to any such shares or any securities convertible into such shares from COPE; all of the issued and outstanding shares of COPE Capital Stock on the Closing Date are validly issued, fully paid and non-assessable; and there are no other corporations or other entities in which COPE owns, directly or indirectly, any equity interest, except for COPE GmbH, Ltd., COPE Handelsgmbh and Xpert, Inc.;

               (iii) the COPE Shares to be transferred and assigned by the Selling Stockholders to Harrier at the Closing will be, when delivered to Harrier, validly issued, fully paid and non-assessable shares of COPE Common Stock, and each Selling Stockholder has and will transfer to Harrier good and marketable title to the COPE Shares which it owns as set forth on the Stockholders List, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws; and

               (iv) this Agreement and the transactions contemplated herein have been duly approved by the Selling Shareholders and managers and directors and stockholders of COPE in compliance with the Swiss Law, and this Agreement has been duly and validly executed and delivered by COPE and each Selling Stockholder; and the consummation of the transactions contemplated herein in accordance with the terms of this Agreement are the valid and binding obligation of COPE and each Selling Stockholder, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

     The opinions set forth above may be expressly made subject to the qualifications and limitations that are contained in the Third-Party Legal Opinion Report (including the legal opinion accord) of the Section of Business Law, American Bar Association approved August 11, 1991 (the "Accord"). In giving such opinions, such counsel may rely, in accordance with the Accord, as to matters of fact, upon certificates of directors and managers of COPE and governmental agencies, and as to matters of laws, upon opinions of other counsel satisfactory to them, and shall deliver copies thereof to Harrier prior to the Closing Date. Such opinion may state that such counsel's opinion is furnished, as counsel to COPE and the Selling Stockholders, to Harrier and is solely for the benefit of Harrier.

     8.  MISCELLANEOUS.

          8.1 CUMULATIVE REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

          8.2 SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement shall not be assignable without the written consent of COPE and Harrier and any such purported assignment without their written consent shall be void AB INITIO. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

          8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

          8.5 NOTICES. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

        If to COPE:                        COPE AG
                                           Grundstrasse 14
                                           CH-6343 Rotkreuz
                                           Switzerland
                                           Attn:  Adrian Knapp, Chairman

        With a copy to:                    Dechert, Price & Rhoads
                                           30 Rockefeller Plaza
                                           New York, New York  10112
                                           Attn:  Fredric J. Klink, Esq.

        If to the Majority                 The Majority Stockholders
        Stockholders:                      Address set forth on Exhibit A

        with a copy to:                    Dechert, Price & Rhoads
                                           30 Rockefeller Plaza
                                           New York, New York  10112
                                           Attn:  Fredric Klink, Esq.

        If to Harrier:                     Harrier, Inc.
                                           2200 Pacific Coast Highway, Suite 301
                                           Hermosa Beach, California  90254
                                           Attn:  Kevin DeVito, President

        with a copy to:                    Bruck & Perry
                                           A Professional Corporation
                                           500 Newport Center Drive, Suite 700
                                           Newport Beach, California  92660
                                           Attn:  Daniel K. Donahue, Esq.

          8.6 GOVERNING LAW; ARBITRATION. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of California, U.S.A. applicable to contracts made and to be performed in that state, without regard to its conflicts of laws rules; provided however that the Federal Arbitration Act of the United States shall govern issues as to arbitrability. If a dispute arises in connection with or relating to this Agreement and the parties are unable to resolve it within forty-five (45) days through direct negotiations, the dispute shall be referred to final and binding arbitration to be held in Los Angeles, California, U.S.A. in accordance with the rules of the American Arbitration Association for International Arbitration (as they may be amended from time to time). The award of the arbitrator(s) shall be final and binding upon the parties hereto and may be enforced by any court of competent jurisdiction pursuant to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, by which all parties agree to be bound.

          8.7 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

          8.8 LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          8.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed Or caused this Agreement to be executed as of the date first above written.

                         "HARRIER"

                         Harrier, Inc.
                         a Delaware corporation


                         By: /s/ Kevin DeVito
                             ------------------------------------------
                              Kevin DeVito, President

                         "COPE"

                         COPE AG,
                         a Swiss corporation


                         By: /s/ Adrian Knapp
                             ------------------------------------------
                              Adrian Knapp, Chairman


                         "MAJORITY SHAREHOLDERS"

                         /s/ Stephan Isenschmid
                         ----------------------------------------------
                         Stephan Isenschmid

                         /s/ Adrian Knapp
                         ----------------------------------------------
                         Adrian Knapp

                                      EXHIBIT A

                             LIST OF SELLING STOCKHOLDERS

 Name and Address of                                Number of Shares of COPE
 Selling Stockholder                                Capital Stock Owned by
                                                    Selling Stockholder
--------------------------------                    ---------------------------
 Stephan Isenschmid                                 480
 Buchenweg 5
 CH-6034 Inwil
 SWITZERLAND

 Adrian Knapp                                       480
 Oberseeburg 45
 6006 Luzern
 SWITZERLAND

 Ketts & Co.                                        20
 4th Floor, 50 Hans Crescent
 Knightsbridge, London
 SW1 0NB, U.K.

 Dr. Rudolf Fueter                                  10
 Pilatusstrasse 141
 6003 Luzern
 SWITZERLAND

 Gabriele Koch                                      10
 Strahlerweg 123
 76227 Karlsruhe
 GERMANY

 Bernd Rombach                                      10
 Strahlerweg 16
 76227 Karlsruhe
 GERMANY

 Maria Fischer                                      5
 Bireggstr. 16
 6003 Luzern
 SWITZERLAND

 Marco Scharer                                      5

 Name and Address of                                Number of Shares of COPE
 Selling Stockholder                                Capital Stock Owned by
                                                    Selling Stockholder
--------------------------------                    ---------------------------
 Schoenbuehlstrand 19
 6005 Luzern
 SWITZERLAND

 Verena Tritscheller                                5
 c/o Credit Suisse PB, Pde32
 6002 Luzern
 SWITZERLAND

 Markus Vogel                                       4
 Bergstrasse 21
 6052 Hergiswil
 SWITZERLAND

 Hedwig Maters                                      3
 c/o Alex Kolb
 Alte Landstr. 124
 8801 Thalwil
 SWITZERLAND

 Paul Wasescha                                      3
 Stegenhalde 11
 6048 Horw
 SWITZERLAND

 Finn Cederstroem                                   2
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Franz Knapp                                        2
 Gartenheimstr. 5
 6006 Luzern
 SWITZERLAND

 Peter Naf                                          2
 c/o Prime Invest
 Usserhus 4
 6023 Rothenberg


 Name and Address of                                Number of Shares of COPE
 Selling Stockholder                                Capital Stock Owned by
                                                    Selling Stockholder
--------------------------------                    ---------------------------
 Markus Zemp                                        2
 Hofmatt
 6142 Gettnau
 SWITZERLAND

 Hans Bitzi                                         1
 c/o Credit Suisse PB, Pde32
 6002 Luzern
 SWITZERLAND

 Reto Levy                                          1
 St. Wendelin 8
 6343 Holhausern
 SWITZERLAND

 Stefan Christen                                    1
 Renggstrasse 29
 6052 Hergiswil
 SWITZERLAND

 Klaus Eberle                                       1
 Wieslocherstr. 4
 69234 Dielheim
 GERMANY

 Hans Gerig                                         1
 Zeughausgasse 20
 6300 Zug
 SWITZERLAND

 August Harmeling                                   1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Rene Heini                                         1
 c/o Prime Invest
 usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Name and Address of                                Number of Shares of COPE
 Selling Stockholder                                Capital Stock Owned by
                                                    Selling Stockholder
--------------------------------                    ---------------------------
 Karl-Ludwig Heldmann                               1
 c/o Credit Suisses PB, Pde32
 6002 Luzern
 SWITZERLAND

 Bernadette Meier                                   1
 Postfach 47
 6032 Emmen
 SWITZERLAND

 Peter Muff                                         1
 Schoenruetirain 5
 6045 Meggen
 SWITZERLAND

 Alexander Schar                                    1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Josy Schar                                         1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Thomas Schar                                       1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Ralph Schmid                                       1
 Rueggisingerstrasse 141
 6032 Emmen
 SWITZERLAND

 Eugen Stocker                                      1

 Name and Address of                                Number of Shares of COPE
 Selling Stockholder                                Capital Stock Owned by
                                                    Selling Stockholder
--------------------------------                    ---------------------------
 Talstrasse 8
 6403 Kuessnacht
 SWITZERLAND

 Translex AG                                        1
 Sihlbruggstr. 105
 6340 Baar
 SWITZERLAND

 Esther Vogel-Felber                                1
 Bergstrasse 21
 6052 Hergiswil
 SWITZERLAND

                                  SCHEDULE 1

                          COPE DISCLOSURE SCHEDULE

     Section 2.2.  OPTIONS, WARRANTS, SUBSCRIPTION CALLS

                     None.

     Section 2.3.  SELLING STOCKHOLDERS WHO ARE U.S. PERSONS

                     None

     Section 3.5     Undisclosed Liabilities

                     None

     Section 3.6     Material Adverse Changes

                     None

     Section 3.7     Contracts and Agreements involving more than $50,000

                     CS Credit Suisse Lucern, Sfr. 1 Million Credit Contract dated 9/3/96 BAWAG Wien, ATS 1 Million Credit Contract renewed 9/9/97 Office Lease Rotkreuz, New Contract dated 9/9/97, $110,000 Take over Office Interior Rotkreuz, Contract dated 9/9/97, $150,000.

     Section 3.8     Court Orders, Proceedings

                     None

     Section 3.10    Employment Agreements



                     Consulting Agreements:


                                      1-1

     Section 3.11    Insurance Policy

     Life Insurance  Stephan Isenschmid 5/95 Termination Date    $350,000
                     Adrian Knapp 5/96 Termination Date          $350,000
                     Wolfgang Schallhorn 2/97 Termination Date   $150,000

     Liability Insurance Effective date 6/97, Termination date 6/2002 $3,500,000

     Transport Insurance Effective date 2/97, Termination date 2/2002 $650,000

     Fire/
       Water Insurance   Effective date 1/95, Termination date 1/2000 $650,000

     Section 3.12    Trademarks and Patents

     Trademark COPE, Organization Mondial de la Propriete Intellectuelle International Registry No. 658047, covering Germany, Austria, Benelux, France, Italy, Scandinavia

     Section 3.16    Permits or Operating Rights not Obtained

               None.


                                      1-2

                                      SCHEDULE 2

                             HARRIER DISCLOSURE SCHEDULE

SECTION 4.2

     Set forth below are the outstanding warrants and options to purchase Harrier Common Stock responsive to Section 4.2:

                              Number of           Exercise Price
                              Underlying Shares   (Pre-Split)          Expiration Date
Name of Holder                (Pre-Split)
---------------------------   ------------------  ------------------   --------------
O. Walter                     30,000              $0.50                January 10, 1998
H. Maissen                    50,000              $0.70                November 20, 1997
R. Stussi                     100,000             $0.30                March 19, 1998
Hochstrasser                  100,000             $0.30                March 19, 1998
Guignet                       10,000              $0.22                March 10, 1998
DeVito                        150,000             $0.50                May 22, 1998
Hollister                     75,000              $0.50                May 22, 1998
Kehrli                        75,000              $0.50                May 22, 1998
Beaver                        75,000              $0.50                May 22, 1998
Bartik, Cordeiro & Assoc.     75,000              $0.50                May 22, 1998
Hans Maissen                  1,000,000           $0.13                April 1, 2000
Daniel Huber                  700,000             $0.13                April 23, 2000
Cornelia Cuniberti            100,000             $0.13                April 23, 1999
Annabella Schalchli           100,000             $0.13                April 23, 2000
  A.S.
Neil Gibbons                  100,000             $0.13                April 23, 2000
Daniel Huber                  200,000             $0.13                September 2, 2000
Neil Gibbons                  500,000             $0.13                September 2, 1999



SECTION 4.7

     Set forth below are the contracts and agreements of Harrier and Glycosyn responsive to Section 4.7:

     Research and Development Agreement dated May 1, 1993 between American Diagnostica, Inc. and Harrier, Inc.

     DermaRay International, L.L.C. Limited Liability Company Agreement dated November 29, 1994 between Harrier, Inc. and Naturade, Inc.

                                      2-1

     Asset Transfer Agreement and Plan of Liquidation and Dissolution dated June 30, 1997 by and among Harrier, Inc., Naturade, Inc. and DermaRay International, L.L.C.

     Technology Transfer Agreement dated January 31, 1996 between Harrier, Inc. and Glycosyn Pharmaceuticals, Inc.

     Letter Agreement dated September 30, 1997 between Glycosyn Pharmaceuticals, Inc., New Concept Therapeutics, Inc., Gerald Head and David Spielvogel.


                                      2-2